     As filed with the Securities and Exchange Commission on March 25, 1999
                                                      Registration No. 333-70673
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              AMENDMENT No. 4
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                           THE FAIRCHILD CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------
         Delaware                    3452                    34-0728587
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification    Identification Number)
     incorporation or            Code Number)
      organization)

                              45025 Aviation Drive
                                   Suite 400
                             Dulles, Virginia 20166
                                 (703) 478-5800
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                             DONALD E. MILLER, ESQ.
                           Executive Vice President,
                         General Counsel and Secretary
                           The Fairchild Corporation
                              45025 Aviation Drive
                                   Suite 400
                             Dulles, Virginia 20166
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                   Copies to:
          JAMES J. CLARK, ESQ.                    STEVEN WOLOSKY, ESQ.
        Cahill Gordon & Reindel            Olshan Grundman Frome Rosenzweig &
             80 Pine Street                           Wolosky LLP
           New York, NY 10005                       505 Park Avenue
       Telephone: (212) 701-3000                   New York, NY 10022
       Facsimile: (212) 269-5420               Telephone: (212) 753-7200
                                ---------------Facsimile: (212) 755-1467
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger, dated as of January 11, 1999, described in the proxy statement/prospectus included in this registration statement, have been satisfied or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           Proposed        Proposed
 Title of each class of      Amount        maximum         maximum
    securities to be          to be     offering price    aggregate           Amount of
       registered         registered(1)   per share    offering price(2) registration fee(3)
--------------------------------------------------------------------------------------------
 Class A Common Stock,
  $0.10 par value per
  share.................    3,854,952        N/A         $53,778,648           $14,951
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) Amount to be registered is estimated based upon the maximum ratio of shares, of the Registrant's Class A common stock for which a share of Banner Aerospace, Inc. common stock may be exchanged after the merger, and assumes the conversion into Banner Aerospace, Inc. common stock of all outstanding shares of Banner Aerospace, Inc. preferred stock and the exercise of all options to purchase shares of Banner Aerospace, Inc. common stock that are being assumed by the Registrant.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended, on the basis of the proposed merger consideration of $11.00 in market value of the Registrant's Class A common stock for each share of Banner common stock, multiplied by 4,888,968, the maximum number of shares of Banner common stock to be converted in the merger.
(3) Previously paid.
                                ---------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of this Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

   The purpose of this Amendment No. 4 is solely to file an exhibit to the registration statement. No changes have been made to the text of the registration statement other than Item 21(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

   The registrant's Bylaws provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of registrant), by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 Exhibit No.                             Description
 -----------                             -----------
     3.1     Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit "C" of Registrant's Proxy Statement dated
             October 27, 1989).
     3.2     Registrant's Amended and Restated By-Laws, as amended as of
             November 21, 1996 (incorporated by reference to the Registrant's quarterly Form 10-Q for the quarter ended December 29, 1996 (the
             "December 1996 10-Q")).
     4.1     Specimen of Class A Common Stock certificate (incorporated by reference to Registration Statement No. 33-15359 on Form S-2).
     4.2     Specimen of Class B Common Stock certificate (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1989 (the "1989 10-K"))
     5.1     Opinion of Cahill Gordon & Reindel as to the legality of the
             Common Stock.
     8.1     Opinion of John L. Flynn, Esq., as to certain tax matters.
    10.      Material Contracts
    10.1     1988 U.K. Stock Option Plan of Banner Industries, Inc.
             (incorporated by reference from Registrant's Annual Report on Form
             10-K for the fiscal year ended June 30, 1988)
             (the "1988 10-K").
    10.2     Description of grants of stock options to non-employee directors of Registrant (incorporated by reference to the 1988 10-K).
    10.3     1986 Non-Qualified and Incentive Stock Option Plan (incorporated by reference to Registrant's Proxy Statement dated November 15,
             1990).
    10.4     1986 Non-Qualified and Incentive Stock Option Plan (incorporated by reference to Registrant's Proxy Statement dated November 21,
             1997).
    10.5     1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Registrant's Proxy Statement dated November 21,
             1997).
    10.6     Stock Option Deferral Plan dated February 9, 1998 (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the
             quarter ended March 29, 1998) (the "March 1998 10-Q").

 10.7  Amended and Restated Employment Agreement between Registrant and Jeffrey
       J. Steiner dated September 10, 1992 (incorporated by reference from
       Registrants Annual Report on Form 10-K for the fiscal year ended June
       30, 1993) (the "1993 10-K").
 10.8  Letter Agreement dated September 9, 1996, between Registrant and Colin
       M. Cohen (incorporated by reference from Registrant's Annual Report on
       Form 10-K for the fiscal year ended June 30, 1997) (the "1997 10-K").
 10.9 Employment Agreement between RHI Holdings, Inc., and Jacques Moskovic, dated as of December 29, 1994 (incorporated by reference to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended June
       30, 1996) (the "l996 10-K/A").
 10.10 Employment Agreement between Fairchild France, Inc., and Jacques
       Moskovic, dated as of December 29, 1994 (incorporated by reference to the 1996 10-K/A).
 10.11 Employment Agreement between Fairchild France, Inc., Fairchild CDI,
       S.A., and Jacques Moskovic, dated as of April 18, 1997 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995) (the "l995 10-K").
 10.12 Employment Agreement between Robert Edwards and Fairchild Holding Corp., dated March 2, 1998 (incorporated by reference to the March 1998 10-Q).
 10.13 Letter Agreement dated February 27, 1998, between Registrant and John L.
       Flynn (incorporated by reference to the March 1998 10-Q).
 10.14 Letter Agreement dated February 27, 1998, between Registrant and Donald
       E. Miller (incorporated by reference to the March 1998 10-Q).
 10.15 Promissory Note in the amount of $100,000, issued by Robert Sharpe to the Registrant, dated July 1, 1998 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June
       30, 1998) (the "1998 10-K").
 10.16 Promissory Note in the amount of $200,000 issued by Robert Sharpe to the Registrant, dated July 1, 1998 (incorporated by reference to the 1998
       10-K).
 10.17 Credit Agreement dated as of March 13, 1996, among Fairchild Holding
       Corp. ("FHC"),
       Citicorp USA, Inc. and certain financial institutions (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996) (the "1996 10-K").
 10.18 Restated and Amended Credit Agreement dated as of July 26, 1996, (the
       "FHC Credit Agreement"), among FHC, Citicorp USA, Inc. and certain financial institutions (incorporated by reference to the 1996 10-K).
 10.19 Amendment No. 1, dated as of January 21, 1997, to the FHC Credit
       Agreement dated as of March 13, 1996 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March
       30, 1997) (the "March 1997 10-Q").
 10.20 Amendment No. 2 and Consent, dated as of February 21, 1997, to the FHC
       Credit Agreement dated as of March 13, 1996 (incorporated by reference to the March 30,1997 10-Q).
 10.21 Amendment No. 3, dated as of June 30,1997, to the FHC Credit Agreement dated as of March 13, 1996 (incorporated by reference to the 1997 10-K).
 10.22 Second Amended And Restated Credit Agreement dated as of July 18, 1997, to the FHC Credit Agreement dated as of March 13, 1996 (incorporated by reference to the 1997 10-K).
 10.23 Restated and Amended Credit Agreement dated as of May 27, 1996, (the
       "RHI Credit Agreement"), among RHI, Citicorp USA, Inc. and certain financial institutions. (incorporated by reference to the 1996 10-K).

 10.24 Amendment No. 1 dated as of July 29, 1996, to the RHI Credit Agreement
       (incorporated by reference to the 1996 10-K).
 10.25 Amendment No. 2 dated as of April 7, 1997, to the RHI Credit Agreement
       (incorporated by reference to the 1997 10-K).
 10.26 Amendment No. 3 dated as of September 26, 1997, to the RHI Credit
       Agreement (incorporated by reference to the Registrant's Quarterly
       Report on Form 10-Q for the quarter ended September 28, 1997) (the
       "September 1997 10-Q").
 10.27 Third Amended and Restated Credit Agreement, dated as of December 19,
       1997, among RHI, FHC, the Registrant, Citicorp USA, Inc. and certain financial institutions (incorporated by reference to the Registrant's
       Quarterly Report on Form 10-Q for the quarter ended December 28, 1997)
       (the "December 1997 10-Q").
 10.28 Interest Rate Hedge Agreement between Registrant and Citibank, N.A.
       dated as of August 19, 1997 (incorporated by reference to the September
       1997 10-Q).
 10.29 Amendment dated as of December 23,1997, to the Interest Rate Hedge
       Agreement between Registrant and Registrant and Citibank, N.A. dated as of August 19, 1997 (incorporated by reference to the December 1997 10-
       Q).
 10.30 Amendment dated as of January 14, 1997, to the Interest Rate Hedge
       Agreement between Registrant and Citibank, N.A. dated as of August 19,
       1997 (incorporated by reference to the March 1998 10-Q).
 10.31 Form Warrant Agreement (including form of Warrant) issued by the Company to Drexel Burnham Lambert on March 13, 1986, subsequently purchased by
       Jeffrey Steiner and subsequently assigned to Stinbes Limited (an affiliate Jeffrey Steiner), for the purchase of Class A or Class B
       Common Stock (incorporated herein by reference to Exhibit 4(c) of Fairchild's Registration Statement No. 33-3521 on Form S-2).
 10.32 Form Warrant Agreement issued to Stinbes Limited dated as of September
       26, 1997, effective retroactively as of February 21, 1997 (incorporated by reference to the September 1997 10-Q).
 10.33 Extension of Warrant Agreement between Registrant and Stinbes Limited for 375,000 shares of Class A or Class B Common Stock dated as of September 26, 1997, effective retroactively as of February 21, 1997
       (incorporated by reference to the September 1997 10-Q).
 10.34 Amendment of Warrant Agreement dated February 9, 1998, between the
       Registrant and Stinbes Limited (incorporated by reference to the March
       1998 10-Q).
 10.35 Agreement and Plan of Reorganization by and among The Fairchild
       Corporation, Dah Dah, Inc. and Kaynar Technologies Inc. dated as of
       December 26, 1998 (incorporated by reference to Registrant's Report on
       Form 8-K dated December 30, 1998).
 10.36 Voting and Option Agreement by and among The Fairchild Corporation, Dah
       Dah, Inc., CFE Inc., and General Electric Capital Corporation dated as of December 26, 1998 (incorporated by reference to Registrant's Report on Form 8-K dated December 30, 1998).
 10.37 Voting Agreement by and between The Fairchild Corporation and Jordan A.
       Law dated as of December 26, 1998 (incorporated by reference to Registrant's Report on Form 8-K dated December 30, 1998).
 10.38 Voting Agreement by and between The Fairchild Corporation and David A.
       Werner dated as of December 26, 1998 (incorporated by reference to Registrant's Report on Form 8-K dated December 30, 1998).
 10.39 Voting Agreement by and between The Fairchild Corporation and Robert L.
       Beers dated as of December 26, 1998 (incorporated by reference to Registrant's Report on Form 8-K dated December 30, 1998).

 10.40 Voting Agreement by and between The Fairchild Corporation and LeRoy A.
       Dack dated as of December 26, 1998 (incorporated by reference to Registrant's Report on Form 8-K dated December 30, 1998).
 10.41 Asset Purchase Agreement dated as of December 8, 1997, among Banner
       Aerospace, Inc. and seven of its subsidiaries (Adams Industries, Inc., Aerospace Bearing Support, Inc., Aircraft Bearing Corporation, Banner
       Distribution, Inc., Burbank Aircraft Supply, Inc., Harco, Inc. and
       PacAero), AlliedSignal Inc. and AS BAR LLC (incorporated by reference to
       Banner Aerospace, Inc.'s Report on Form 8-K dated January 28, 1998).
 10.42 Asset Purchase Agreement dated as of December 8, 1997, among Banner
       Aerospace, Inc. and two of its subsidiaries (PB Herndon Aerospace, Inc.
       and Banner Aerospace Services, Inc.), AlliedSignal Inc. and AS BAR PBH
       LLC (incorporated by reference to Banner Aerospace, Inc.'s Report on
       Form 8-K dated January 28, 1998).
 10.43 Registration Rights Agreement between Registrant and Banner Aerospace,
       Inc., dated as of July 7, 1998 (incorporated by reference to the 1998
       10-K).
 10.44 Agreement and Plan of Merger dated January 28, 1998, as amended on
       February 20, 1998, and March 2, 1998, between the Company and the shareholders of Special-T Fasteners (incorporated by reference to Form
       8-K dated as of March 2, 1998 filed by Fairchild on March 12, 1998 and as amended on April 23, 1998).
 10.45 Stock Purchase Agreement dated November 25, 1997 between RHI Holdings,
       Inc. and Intermedia Communications Inc. (incorporated by reference to
       Schedule 13D/A (Amendment No. 4) dated as of November 25, 1997 filed by
       Fairchild on December 1, 1997).
 10.46 Stock Option Agreement dated November 20, 1997 between RHI Holdings,
       Inc. and Intermedia Communications Inc. (incorporated by reference to
       Scheduled 13D/A (Amendment No. 4) dated as of November 25, 1997 filed by
       Fairchild on December 1, 1997).
 10.47 Voting Agreement dated as of July 16,1997, between RHI Holdings, Inc., and Tel-Save Holdings, Inc., (incorporated by reference to the Registrant's Schedule 13D/A, Amendment No. 3, filed July 22, 1997, regarding Registrant's stock ownership in Shared Technologies Fairchild
       Inc.)
 10.48 Agreement and Plan of Merger dated as of November 9, 1995 by and among The Fairchild Corporation, RHI, FII and Shared Technologies, Inc. ("STI
       Merger Agreement") (incorporated by reference from the Registrant's Form
       8-K dated as of November 9,1995).
 10.49 Amendment No. 1 to STI Merger Agreement dated as of February 2, 1996
       (incorporated by reference from the Registrant's Form 8-K dated as of March 13,1996).
 10.50 Amendment No. 2 to STI Merger Agreement dated as of February 23, 1996
       (incorporated by reference from the Registrant's Form 8-K dated as of March 13, 1996).
 10.51 Amendment No. 3 to STI Merger Agreement dated as of March 1, 1996
       (incorporated by reference from the Registrant's Form 8-K dated as of March 13, 1996).
 10.52 Stock Exchange Agreement between The Fairchild Corporation and Banner
       Aerospace, Inc. pursuant to which the Registrant exchanged Harco, Inc.
       for shares of Banner Aerospace, Inc. (incorporated by reference to the Banner Aerospace, Inc. Definitive Proxy Statement dated and filed with the SEC on February 23, 1996 with respect to the Special Meeting of Shareholders of Banner Aerospace, Inc. held on March 12, 1996).
 10.53 Asset Purchase Agreement dated as of January 23, 1996, between The
       Fairchild Corporation, RHI and Cincinnati Milacron, Inc. (incorporated by reference from the Registrant's Form 8-K dated as of January 26,
       1996).
 10.54 Purchase Agreement by and between BTR Dunlop Holdings, Inc., RHI
       Holdings, Inc., and Registrant, dated as of December 2, 1993
       (incorporated by reference to Registrant's current report on Form 8-K dated December 23, 1993).

 10.55 Allocation Agreement dated April 13, 1992 by and among The Fairchild
       Corporation, RHI, Rex-PT Holdings, Rexnord Corporation, Rexnord Puerto
       Rico, Inc. and Rexnord Canada Limited (incorporated by reference to 1992
       10-K).
 10.56 Agreement and Plan of Merger by and between the Fairchild Corporation, MTA, Inc. and Banner Aerospace, Inc. dated as of January 11, 1999.
       (filed within as Appendix "A" to the Proxy Statement/Prospectus included as part of this Registration Statement).
 10.57 Unsecured subordinated Promissory Note, dated February 4, 1999, between
       The Fairchild Corporation and Banner Aerospace, Inc.
 11.1 Statement Regarding Computations of per share Earnings (incorporated by reference from the Fairchild Form 10-K for the fiscal year ended June
       30, 1998).
 21.1 List of Subsidiaries of Registrant (incorporated by reference from the Fairchild Form 10-K for the fiscal year ended June 30, 1997).
 23.1  Consent of Arthur Andersen LLP, independent public accountants.
 23.2 Consent of Basaran Serbest Muhasebeci Mali Musavirlik A.S., independent public accountants.
 23.3  Consent of Cahill Gordon & Reindel (to be included in Exhibit 5.1).
 23.4  Consent of John L. Flynn (included in Exhibit 8.1).
 23.5  Consent of Houlihan, Lokey Howard & Zukin Capital.
 24.1  Power of Attorney (set forth on the signature page of the Registration
       Statement).
 99.1  Letter of Transmittal for Banner Common Stock Certificates.
 99.2  Letter of Transmittal for Banner Preferred Stock Certificates.

Item 22. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that it incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on March 25, 1999.

                                          The Fairchild Corporation

                                             /s/ Donald E. Miller
                                          By: _________________________________
                                             Name Donald E. Miller
                                             Title Executive Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                   Title

       /s/ Jeffrey J. Steiner*          Chairman of the Board, Chief Executive
-------------------------------------    Officer
         Jeffrey J. Steiner

        /s/ Michael T. Alcox*           Director
-------------------------------------
          Michael T. Alcox

       /s/ Melville R. Barlow*          Director
-------------------------------------
         Melville R. Barlow

       /s/ Mortimer M. Caplin*          Director
-------------------------------------
         Mortimer M. Caplin

         /s/ Colin M. Cohen*            Senior Vice President, Chief Financial
-------------------------------------    Officer, Controller and Director,
           Colin M. Cohen                Principal Accounting Officer,
                                         Principal Financial Officer

          /s/ Philip David*             Director
-------------------------------------
            Philip David

       /s/ Robert E. Edwards*           Director
-------------------------------------
          Robert E. Edwards

        /s/ Harold J. Harris*           Director
-------------------------------------
          Harold J. Harris

                                        Director
       /s/ Daniel Lebard*
-------------------------------------
            Daniel Lebard

               Signature                                   Title

      /s/ Jacques S. Moskovic*          Senior Vice President and Director
-------------------------------------
         Jacques S. Moskovic

       /s/ Herbert S. Richey*           Director
-------------------------------------
          Herbert S. Richey

          /s/ Moshe Sanbar*             Director
-------------------------------------
            Moshe Sanbar

      /s/ Robert A. Sharpe II*          Senior Vice President-Operations and
-------------------------------------    Director
         Robert A. Sharpe II

        /s/ Eric I. Steiner*            President, Chief Operating Officer and
-------------------------------------    Director
           Eric I. Steiner

*By Attorney-In-Fact